                                                                     EXHIBIT 4.4
================================================================================



                   SENIOR NOTES REGISTRATION RIGHTS AGREEMENT

                          Dated as of November 26, 2002

                                  By and Among

                             WASTE MANAGEMENT, INC.
                                   as Issuer,

                           the Guarantor named herein

                                       and

                            SALOMON SMITH BARNEY INC.
                   CREDIT SUISSE FIRST BOSTON CORPORATION and
                          J. P. MORGAN SECURITIES INC.
                  as Representatives of the Initial Purchasers



================================================================================

                                  $400,000,000

                          6 3/8% SENIOR NOTES DUE 2012

                                TABLE OF CONTENTS


1.       Definitions:......................................................................1

2.       Exchange Offer....................................................................4

3.       Shelf Registration................................................................8

4.       Additional Interest...............................................................8

5.       Registration Procedures..........................................................10

6.       Registration Expenses............................................................17

7.       Indemnification..................................................................18

8.       Rule 144 and 144A................................................................20

9.       Miscellaneous....................................................................21

         (a)      No Inconsistent Agreements..............................................21
         (b)      Adjustments Affecting Registrable Securities............................21
         (c)      Amendments and Waivers..................................................21
         (d)      Notices.................................................................21
         (e)      Successors and Assigns..................................................23
         (f)      Counterparts............................................................23
         (g)      Headings................................................................23
         (h)      Governing Law...........................................................23
         (i)      Severability............................................................23
         (j)      Securities Held by the Issuers or their Affiliates......................23
         (k)      Third Party Beneficiaries...............................................23
         (l)      Entire Agreement........................................................23

                   SENIOR NOTES REGISTRATION RIGHTS AGREEMENT


         This Senior Notes Registration Rights Agreement (this "Agreement") is dated as of November 26, 2002 by and among Waste Management, Inc., a Delaware corporation (the "Company"), the Guarantor named on the signature page hereto (the "Guarantor" and, together with the Company, the "Issuers") and Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and J. P. Morgan Securities Inc. (the "Representatives").

         This Agreement is entered into in connection with the Purchase Agreement (the "Purchase Agreement"), dated as of November 21, 2002, by and between the Company, the Guarantor and the Representatives, as representatives of the initial purchasers named in Schedule II thereto (the "Initial Purchasers") that provides for the sale by the Company to the Initial Purchasers of $400,000,000 aggregate principal amount of the Company's 6 3/8% Senior Notes due 2012 (the "Notes"). The Notes will be guaranteed (the "Guarantees") on a senior basis by the Guarantor. The Notes and the Guarantees together are herein referred to as the "Securities." To induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligations to purchase the Securities under the Purchase Agreement.

         The parties hereby agree as follows:

1.       Definitions

         As used in this Agreement, the following terms shall have the following meanings:

         Additional Interest: See Section 4(a) hereof.

         Advice: See the last paragraph of Section 5 hereof.

         Agreement: See the first introductory paragraph hereto.

         Applicable Period: See Section 2(b) hereof.

         Closing Date: The Closing Date as defined in the Purchase Agreement.

         Company: See the first introductory paragraph hereto.

         Effectiveness Date: The date that is 210 days after the Issue Date; provided, however, that with respect to any Shelf Registration, the Effectiveness Date shall be the 210th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof.

         Effectiveness Period: See Section 3(a) hereof.

         Event Date: See Section 4(b) hereof.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Exchange Offer: See Section 2(a) hereof.

         Exchange Registration Statement: See Section 2(a) hereof.

         Exchange Notes: See Section 2(a) hereof.

         Filing Date: (A) If no Exchange Offer Registration Statement has been filed by the Issuers pursuant to this Agreement, the 120th day after the Issue Date; and (B) with respect to a Shelf Registration Statement, the 90th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof.

         Guarantees: See the second introductory paragraph hereto.

         Guarantor: See the first introductory paragraph hereto.

         Holder: Any holder of a Registrable Security or Registrable Securities.

         Indemnified Person: See Section 7(c) hereof.

         Indemnifying Person: See Section 7(c) hereof.

         Indenture: The Indenture, dated as of September 10, 1997 by and among the Company and JPMorgan Chase Bank (the successor to The Chase Manhattan Bank), as trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

         Initial Purchasers: See the second introductory paragraph hereto.

         Inspectors: See Section 5(o) hereof.

         Issue Date: The date on which the original Securities were sold to the Initial Purchasers pursuant to the Purchase Agreement.

         Issuers: See the introductory paragraph hereto.

         NASD: See Section 5(t) hereof.

         Notes: See the second introductory paragraph hereto.

         Participant: See Section 7(a) hereof.

         Participating Broker-Dealer:  See Section 2(b) hereof.

         Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

         Private Exchange: See Section 2(b) hereof.

         Private Exchange Notes: See Section 2(b) hereof.

         Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         Purchase Agreement: See the second introductory paragraph hereto.

         Records: See Section 5(o) hereof.

         Registrable Securities: Each Security upon original issuance of the Securities and at all times subsequent thereto, each Exchange Note (and the related Guarantee) as to which Section 2(c)(v) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note (and the related Guarantee) upon original issuance thereof and at all times subsequent thereto, until in the case of any such Security, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(v) hereof is applicable, the Exchange Registration Statement) covering such Security, Exchange Note or Private Exchange Note (and the related Guarantees), as the case may be, has been declared effective by the SEC and such Security, Exchange Note or Private Exchange Note (and the related Guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security, Exchange Note or Private Exchange Note, as the case may be, is sold in compliance with Rule 144, or is saleable pursuant to Rule 144(k), (iii) such Security has been exchanged for an Exchange Note or Exchange Notes pursuant to an Exchange Offer and is entitled to be resold without complying with the prospectus delivery requirements of the Securities Act and (iv) such Security, Exchange Note or Private Exchange Note (and the related Guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture.

         Registration Statement: Any registration statement of the Company, including, but not limited to, the Exchange Registration Statement and any registration statement filed in connection with a Shelf Registration, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         Representatives: See the first introductory paragraph hereto.

         Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC: The Securities and Exchange Commission.

         Securities: See the second introductory paragraph hereto.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Shelf Notice: See Section 2(c) hereof.

         Shelf Registration: See Section 3(a) hereof.

         TIA: The Trust Indenture Act of 1939, as amended.

         Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

         Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       Exchange Offer

         (a) The Company and the Guarantor shall file with the SEC, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, a Registration Statement no later than the Filing Date for an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities (other than the Private Exchange Notes, if any) for a like aggregate principal amount of debt securities of the Company (guaranteed by the Guarantor) that are identical in all material respects to the Securities (the "Exchange Notes") (and that are entitled to the benefits of the Indenture or a trust indenture that is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and that, in either case, has been qualified under the TIA), except that the Exchange Notes (other than Private Exchange Notes, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall be registered under the

Securities Act on the appropriate form (the "Exchange Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Company and the Guarantor agree to use their respective reasonable best efforts to (x) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date;
(y) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 260th day following the Issue Date. If after such Exchange Registration Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period of such interference until the Exchange Offer may legally resume. Each Holder who participates in the Exchange Offer will be required to represent in writing that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act and that such Holder is not an affiliate of the Company or the Guarantor within the meaning of the Securities Act and is not acting on behalf of any persons or entities who could not truthfully make the foregoing representations. Upon consummation of the Exchange Offer in accordance with this
Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Company shall have no further obligation to register Registrable Securities (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Notes shall be included in the Exchange Registration Statement.

         (b) The Company and the Guarantor shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, that shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

         The Company and the Guarantor shall use their respective reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; provided, however, that such period shall not exceed 210 days after the consummation of the

Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period").

         If, prior to consummation of the Exchange Offer, any of the Initial Purchasers holds any Securities acquired by it and having, or that are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Issuers, upon the request of the Initial Purchaser simultaneously with the delivery of the Exchange Notes in the Exchange Offer, shall issue and deliver to the Initial Purchaser in exchange (the "Private Exchange") for such Securities held by the Initial Purchaser a like principal amount of debt securities of the Issuers that are identical in all material respects to the Exchange Notes (the "Private Exchange Notes") (and that are issued pursuant to the same indenture as the Exchange Notes), except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

         Interest on the Exchange Notes and the Private Exchange Notes will accrue from the later of (x) (i) the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or (ii) if the Securities are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or, (y) if no interest has been paid on the Securities, from the Issue Date.

         In connection with the Exchange Offer, the Company and the Guarantor shall:

                  (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (3) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

                  (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

         As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company and the Guarantor shall:

                  (1) accept for exchange all Securities properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

                  (2) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

                  (3) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange.

         The Exchange Notes and the Private Exchange Notes may be issued under
(i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that (1) the Exchange Notes shall not be subject to any transfer restrictions and (2) the Private Exchange Notes shall be subject to the transfer restrictions set forth or referred to in the restrictive legend placed on such Private Exchange Notes. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that neither the Exchange Notes, the Private Exchange Notes or the Securities will have the right to vote or consent as a separate class on any matter.

         (c) If, following the date hereof there is announced a change in SEC policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantor hereby agree to seek a no-action letter or other favorable decision from the SEC allowing the Company and the Guarantor to consummate an Exchange Offer of Exchange Notes for the Notes. The Company and the Guarantor hereby agree to pursue the issuance of such a decision to the level of the staff of the SEC. In connection with the foregoing, the Company and the Guarantor hereby agree to take all such other actions as may be requested by the SEC or its staff or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the SEC or its staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an exchange offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the SEC or its staff. If, (i) notwithstanding the efforts contemplated above, the Issuers are not permitted to effect an Exchange Offer, (ii) the holder of Private Exchange Notes so requests within 20 business days after the consummation of the Private Exchange, (iii) because of any changes in law or in currently prevailing interpretations of the staff of the SEC, a Holder (other than an Initial Purchaser holding Securities acquired directly from the Issuers) is not permitted to participate in the Exchange Offer and requests the Company in writing within 20 business days after the consummation of the Exchange Offer to have such Holder's Securities included in a registration statement, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company or the Guarantor within the meaning of the Securities Act) and such Holder requests the Company in writing within 20 business days after the consummation of the Exchange Offer to have such Holder's Securities included in a registration statement), then the Company shall promptly deliver written notice thereof (the "Shelf Notice") to the Trustee and in the case of clauses (i) and (iii), all Holders, in the case of clause (ii), the Holders of the Private Exchange Notes and in the case of clause (iv), the affected Holder, and shall file a Shelf Registration pursuant to Section 3 hereof.

3.       Shelf Registration

         If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

         (a) Shelf Registration. The Company and the Guarantor shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c) is applicable (the "Shelf Registration"). The Company and the Guarantor shall use their respective reasonable best efforts to file with the SEC the Shelf Registration on or prior to the applicable Filing Date. The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (but not including any underwritten offerings). The Company and the Guarantor shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration.

         The Company and the Guarantor shall use their respective reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Shelf Registration continuously effective under the Securities Act until the date that is two years from the Issue Date or such shorter period ending when all Registrable Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or cease to be outstanding (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein.

         (b) Withdrawal of Stop Orders. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their respective reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

         (c) Supplements and Amendments. The Company and the Guarantor shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement.

4.       Additional Interest

         (a) The Company, the Guarantor and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company and the Guarantor fail to fulfill their respective obligations under Section 2 or
Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Guarantor agree to pay, as liquidated damages, additional interest on the Securities ("Additional Interest") under the circumstances and to the extent set forth below (without duplication):

                  (i) if (A) neither the Exchange Registration Statement nor the Shelf Registration has been filed with the SEC on or prior to the date 120 days after the Issue Date or (B) notwithstanding that the Company and the Guarantor have consummated or will consummate the Exchange Offer, the Company and the Guarantor are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.25% per annum for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

                  (ii) if (A) neither the Exchange Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the date 210 days after the Issue Date or (B) notwithstanding that the Company and the Guarantor have consummated or will consummate the Exchange Offer, the Company and the Guarantor are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date in respect of such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the Securities included or that should have been included in such Registration Statement over and above the stated interest at a rate of 0.25% per annum for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

                  (iii) if either (A) the Company and the Guarantor have not exchanged Exchange Notes for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 260th day after the Issue Date or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the Securities (over and above any interest otherwise payable on the Securities) at a rate of 0.25% per annum on the first 90 days commencing on (x) the 31st day after such effective day, in the case of
         (A) above, or (y) the day such Shelf Registration ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that (1) the Additional Interest rate on the Securities may not accrue under more than one of the foregoing clauses (i) through (iii) of this Section 4(a) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed at any one time in the aggregate 1.0% per annum, and (2) no Additional Interest shall accrue in the event that the Company and the Guarantor have timely filed an Exchange Offer Registration Statement but are unable to complete the Exchange Offer pursuant to Section 2(c) and have timely delivered a Shelf Notice unless the Company and the Guarantor shall thereafter fail to satisfy one or more of the time requirements specified above in clauses (i) through (iii) of this Section 4(a) for filing and effectiveness of the Shelf Registration, in which event Additional Interest as specified above shall accrue, subject, however, to the foregoing proviso (1); and provided, further, that (1) upon the filing of the Exchange Registration Statement or a Shelf Registration (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Registration Statement or the Shelf Registration (in the case of clause
(ii) of this Section 4(a)), or (3) upon the exchange of Exchange Notes for all Securities tendered (in the case of clause (iii)(A) of this Section 4(a)), or upon the effectiveness of the applicable Exchange Registration Statement that had ceased to remain effective (in the case of (iii)(B) of this Section 4(a)) or upon the effectiveness of the applicable Shelf Registration that had ceased to remain effective (in the case of (iii)(B) of this Section 4(a)), Additional Interest on the Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

         (b) The Company and the Guarantor shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this
Section 4 will be payable in cash semi-annually on each May 15 and November 15 (to the holders of record on the May 1 and November 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed) and the denominator of which is 360.

5.       Registration Procedures

         In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company and the Guarantor shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company and the Guarantor hereunder, the Company and the Guarantor shall:

         (a) Prepare and file with the SEC prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company and the Guarantor shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, and their counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three business days prior to such filing). The Company and the Guarantor shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, or their counsel, shall reasonably object on or prior to the third business day following receipt of a copy of any Registration Statement or Prospectus or any amendment or supplement thereto proposed to be filed.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Company and the Guarantor shall be deemed not to have used their respective reasonable best efforts to keep a Registration Statement effective during the Applicable Period if either of the Company or the Guarantor voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Securities or such Exchange Notes during that period, unless such action is required by applicable law or unless the Company and the Guarantor comply with this Agreement, including without limitation, the provisions of Section 5(k) hereof and the last paragraph of this Section 5.

         (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, and their counsel, promptly (but in any event within two business days) and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and all exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement cease to be true and correct, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or written threat of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) of the Issuers' determination that a post-effective amendment to a Registration Statement would be appropriate, and (vii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Notes by Participating Broker-Dealers, the Company and the Guarantor determine, in their reasonable judgment, after consultation with counsel, that the continued use of the prospectus would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving the Company.

         (d) Use their respective reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Notes for sale in any jurisdiction and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

         (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holders or counsel for any of them determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Company and the Guarantor shall not be required to take any action pursuant to this Section 5(e) that would, in the opinion of counsel for the Company and the Guarantor, violate applicable law.

         (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Securities and to each such Participating Broker-Dealer who so requests and to their respective counsel at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, and their respective counsel, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company and the Guarantor hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities or Exchange Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to use their reasonable best efforts to register or qualify and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or Participating Broker-Dealer reasonably requests in writing; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Company and the Guarantor agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
Section 5(h); use their reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that none of the Company or the Guarantor shall be required to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may reasonably request.

         (j) Use their respective reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof or the Participating Broker-Dealers, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company and the Guarantor will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

         (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v), 5(c)(vi) or 5(c)(vii) hereof, as promptly as practicable (in the case of 5(c)(vii) after cessation of the condition referred to therein), prepare and (subject to Section 5(a) hereof) file with the SEC, at the Issuers' sole expense, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (l) Use its respective reasonable best efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Notes, as the case may be.

         (m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities or Exchange Notes, as the case may be.

         (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon reasonable advance notice make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours without interfering in the orderly business of the Company or the Guarantor, all financial and other relevant records, pertinent corporate documents and instruments of the Issuers and their subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the respective officers, directors and employees of the Issuers and their subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Issuers determine, in good faith, to be confidential and any Records that they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) after giving reasonable prior notice to the Company, disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Issuers' sole expense.

         (o) Provide an indenture trustee for the Registrable Securities or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

         (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (q) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities that such

Registrable Securities are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

         (r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each Participating Broker-Dealer, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

         (s) Use their respective reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

         The Company and the Guarantor may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company and the Guarantor such information regarding such seller and the distribution of such Registrable Securities as the Company and the Guarantor may, from time to time, reasonably request. The Company and the Guarantor may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request and in such event shall have no further obligation under this Agreement (including, without limitation, obligations under Section 4 hereof) with respect to such seller or any subsequent holder of such Registrable Securities. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company and the Guarantor all information required to be disclosed in order to make the information previously furnished to the Company and the Guarantor by such seller not materially misleading.

         Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Sections 5(c)(ii), 5(c)(iv), 5(c)(v), 5(c)(vi) or 5(c)(vii) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. If the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice, provided that the Effectiveness Period and the Applicable Period shall not be extended beyond two years after the Issue Date.

6.       Registration Expenses

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantor shall be borne by the Company and the Guarantor whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Notes and determination of the eligibility of the Registrable Securities or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Securities are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing and duplicating expenses, including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing or duplicating prospectuses if the printing of prospectuses is requested by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or sold by any Participating Broker-Dealer, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 6(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Notes eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties),
(x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xii) the expenses relating to printing, word processing and distributing of all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary to comply with this Agreement.

         (b) The Company and the Guarantor shall (i) reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement, and (ii) reimburse reasonable out-of-pocket expenses (other than legal expenses) of Holders of Registrable Securities incurred in connection with the registration and sale of the Registrable Securities pursuant to a Shelf Registration or in connection with the exchange of Registrable Securities pursuant to the Exchange Offer.

7.       Indemnification

         (a) Each of the Company and the Guarantor agrees to indemnify and hold harmless each Holder of Registrable Securities offered pursuant to a Shelf Registration Statement and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the officers and directors of each such Person or its affiliates, and each other Person, if any, who controls any such Person or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the offering of such Registrable Securities or Exchange Notes, as the case may be, is registered (or any amendment thereto) or related Prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company or the Guarantor will be required to indemnify a Participant if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein or (ii) if such Participant sold to the person asserting the claim the Registrable Notes or Exchange Notes that are the subject of such claim after receipt of a notice from the Company and the Guarantor pursuant to Sections 5(c)(iv), 5(c)(v), 5(c)(vi) or 5(c)(vii) hereof and prior to receipt of copies of a supplemented or amended Prospectus contemplated by
Section 5(k) hereof, or an Advice that the use of the applicable Prospectus may be resumed.

         (b) Each Participant shall be required to agree, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, the Company's directors and officers, the Guarantor's directors and officers and each Person who controls the Company and the Guarantor within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act and each other Participant to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) with reference to information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities or Exchange Notes giving rise to such obligations.

         (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability that it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Indemnifying Person and the Indemnifying Person was not otherwise aware of such action or claim). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceedings in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities and Exchange Notes sold by all such Participants and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

         (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

         (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person who controls a Holder, the Issuers, their directors, officers, employees or agents or any person controlling an Issuer, and (ii) any termination of this Agreement.

         (g) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability that the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.       Rule 144 and 144A

         Each of the Company and the Guarantor covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company and the Guarantor are not required to file such reports, they will, upon the request of any Holder of Registrable Securities, make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

9.       Miscellaneous

         (a) No Inconsistent Agreements. The Issuers have not entered into, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of the Company's securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not entered and will not enter into any agreement with respect to any of the Company's securities that will grant to any Person piggy-back registration rights with respect to a Registration Statement.

         (b) Adjustments Affecting Registrable Securities. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

         (1) if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                           SALOMON SMITH BARNEY INC.
                           CREDIT SUISSE FIRST BOSTON CORPORATION
                           J. P. MORGAN SECURITIES INC.
                           c/o SALOMON SMITH BARNEY INC.
                           388 Greenwich Street
                           New York, New York 10013
                           Facsimile No.:
                           Attention:

                  with a copy to:

                           Vinson & Elkins L.L.P.
                           1001 Fannin St.
                           Houston, Texas 77002-6760
                           Facsimile No.: (713) 615-5058
                           Attention: William N. Finnegan, IV, Esq.

         (2)      if to the Initial Purchasers, at the addresses specified in
                  Section 9(d)(1)

         (3)      if to the Issuers, at the address as follows:

                                    Waste Management, Inc.
                                    1001 Fannin, Suite 4000
                                    Houston, Texas 77002
                                    Facsimile No.: (713) 209-9710
                                    Attention: Legal Department

                  with a copy to:

                                    Baker Botts L.L.P.
                                    One Shell Plaza
                                    910 Louisiana Street
                                    Houston, Texas 77002-4995
                                    Facsimile No.: (713) 229-7701
                                    Attention: J. David Kirkland, Jr.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Securities Held by the Issuers or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) Third Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

         (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  WASTE MANAGEMENT, INC.



                                  By: /s/ Waste Management, Inc.
                                      ------------------------------------------



                                  WASTE MANAGEMENT HOLDINGS, INC.,
                                      as Guarantor


                                  By: /s/ Waste Management Holdings, Inc.
                                      ------------------------------------------


                                  SALOMON SMITH BARNEY INC.



                                  By: /s/ Salomon Smith Barney Inc.
                                      ------------------------------------------



                                  CREDIT SUISSE FIRST BOSTON CORPORATION



                                  By: /s/ Credit Suisse First Boston Corporation
                                      ------------------------------------------



                                  J. P. MORGAN SECURITIES INC.


                                  By: /s/ J.P. Morgan Securities Inc.
                                      ------------------------------------------